                                                                 EXHIBIT 23.1(A)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use and incorporation by reference in this Amendment No. 2 to registration statement of our reports dated March 29, 1996 (except with respect to the matters discussed in Note 14, as to which the date is March 7, 1996) included therein and in Hanover Direct, Inc.'s Form 10-K for the year ended December 30, 1995.


                                          ARTHUR ANDERSEN, LLP

New York, New York

July 5, 1996

                                                                 EXHIBIT 23.1(B)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 2 to registration statement of our report dated February 23, 1996 included in Hanover Direct, Inc.'s Form 8-K, as amended by Amendment No. 1 thereto, dated April 16, 1996, and to all references to our Firm included in this Amendment No. 2 to registration statement.


                                          ARTHUR ANDERSEN, LLP

Minneapolis, Minnesota

July 5, 1996